Exhibit 99.1

20 S. Wacker Drive, Chicago, IL 60606-7499 www.cme.com

Media Contacts
Anita Liskey, 312.466.4613
Bill Parke, 312.930.3467
wparke@cme.com

Investor Contact
John Peschier, 312.930.8491
FOR IMMEDIATE RELEASE	CME-E

Chicago Mercantile Exchange Holdings Inc. Reports Strong Revenues and a 30 Percent Increase in Net Income for Third-Quarter 2005; Diluted Earnings Per Share Rose 29 Percent to $2.22

Declares Quarterly Dividend of 46 Cents Per Share

CHICAGO, October 25, 2005 – Chicago Mercantile Exchange Holdings Inc. (NYSE, NASDAQ: CME) today reported strong revenues and profits, with a 22 percent increase in net revenues and a 30 percent increase in net income for third-quarter 2005 compared with third-quarter 2004. These results were driven by significantly increased trading volume in each major product line. Net revenues climbed 22 percent to $234 million, income before income taxes grew 28 percent to $128 million, and net income rose 30 percent to $77 million. Diluted earnings per share rose 29 percent to $2.22 from $1.72. Yesterday, the company declared a fourth-quarter dividend of 46 cents per share, payable on December 27, 2005 to shareholders of record on December 9, 2005.

Average daily volume was 4.2 million contracts for third-quarter 2005, a 30 percent increase from third-quarter 2004. Trading on the CME® Globex® electronic trading platform grew 45 percent to 2.9 million contracts per day and represented 69 percent of total CME volume in the quarter, compared with 61 percent in the same period last year.

“CME’s strong volume trends in both futures and options underscore the effectiveness of our ongoing strategy to grow our business in existing and new markets,” said CME Chairman Terry Duffy. “We posted another solid quarter, fueled by significant volume growth in our foreign exchange, interest rate and equity products. We achieved record monthly volume in September and are seeing sizable volume growth in our equity products in October. Our customer initiatives in Europe and Asia, along with our expanding network of telecommunications hubs, have positioned CME to continue building momentum outside the United States where the potential for growth in exchange-traded derivatives is significant.”

“We continue to add new products and expand electronic trading of options to meet the evolving needs of our customers globally,” said CME CEO Craig Donohue. “In recent months we have added significant new functionality for trading options on the CME Globex electronic trading platform that has doubled our average daily volume in electronic options to nearly 90,000 contracts. We also extended to 2016 CME’s exclusive agreement with Standard & Poor’s for futures and options on all of the S&P indexes. This durable franchise benefits our customers and shareholders by strengthening our equity product line on a long-term basis. In addition, we continue to launch innovative new products that further leverage our nearly 24-hour trading day, including derivatives contracts based on the Eurozone HICP inflation index, S&P Asia 50 index, NASDAQ Biotechnology Index and our Economic Derivatives Auctions.”

All references to volume and rate per contract information in the text of this document exclude our non-traditional TRAKRS™ products, for which CME receives significantly lower clearing fees than other CME products.

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CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.

Revenue from clearing and transaction fees from CME products increased 19 percent to $176 million, up from $148 million for third-quarter 2004. Clearing and transaction services revenue rose 23 percent to $18 million and quotation data fees were up 26 percent to $19 million. While net revenues increased 22 percent, expenses increased 15 percent to $106 million, primarily driven by technology spending related to improved functionality and capacity.

Third-quarter income before income taxes was $128 million, an increase of 28 percent from $100 million for the year-ago period. The company’s operating margin, defined as income before income taxes expressed as a percentage of net revenues, was 55 percent for the quarter, compared with 52 percent for the same period last year.

Capital expenditures, including capitalized software development costs, were $19 million in third-quarter 2005.

CME’s working capital increased by $74 million during the third quarter, to $883 million at September 30, 2005.

Nine-Month Results

For the first nine months of 2005, net revenues increased 26 percent to $688 million from $546 million for the first nine months of 2004. Revenue from clearing and transaction fees improved 26 percent to $520 million from $414 million a year ago, benefiting from higher trading volume. Total operating expenses were $305 million for the first nine months of 2005, versus $272 million for the comparable period of 2004, up 12 percent.

Capital expenditures and capitalized software development costs were $62 million for the first nine months of 2005.

Income before taxes was $383 million for the first nine months of 2005, up 40 percent versus the same period a year ago. The operating margin was 56 percent for the first nine months of 2005, compared with 50 percent for the year-earlier period.

The company reported record net income of $231 million, or $6.63 per diluted share, for the first nine months of this year, compared with $163 million, or $4.74 per diluted share, for the first nine months of 2004. During the first nine months of the year, the company paid dividends totaling $1.38 per common share.

CME will hold a conference call to discuss third-quarter results at 8:30 a.m. Eastern Time today. A live audio Webcast of the call will be available on the Investor Relations section of CME’s Web site at www.cme.com. An archived recording will be available for up to two months after the call.

Chicago Mercantile Exchange Holdings Inc. became the first publicly traded U.S. financial exchange on Dec. 6, 2002. The company was added to the Russell 1000® Index on July 1, 2003. It is the parent company of Chicago Mercantile Exchange Inc. (www.cme.com), the largest futures exchange in the United States. As an international marketplace, CME brings together buyers and sellers on its CME Globex electronic trading platform and on its trading floors. CME offers futures and options on futures primarily in interest rates, equities, foreign exchange and commodities. The exchange moved about $1.4 billion per day in settlement payments in the first three quarters of 2005 and managed $43.8 billion in collateral deposits at September 30, 2005, including $3.8 billion in deposits for non-CME products.

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CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.

Chicago Mercantile Exchange, CME and Globex are registered trademarks of Chicago Mercantile Exchange Inc. E-mini is a trademark of CME. TRAKRS, Total Return Asset Contracts and other trade names, service marks, trademarks and registered trademarks that are not proprietary to Chicago Mercantile Exchange Inc. are the property of their respective owners, and are used herein under license. Further information about CME and its products is available on the CME Web site at www.cme.com.

Statements in this news release that are not historical facts are forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. Among the factors that might affect our performance are: increasing competition by foreign and domestic competitors, including new entrants into our markets; our ability to keep pace with rapid technological developments, including our ability to complete the development and implementation of the enhanced functionality required by our customers; our ability to continue introducing competitive new products and services on a timely, cost-effective basis, including through our electronic trading capabilities, and our ability to maintain the competitiveness of our existing products and services; our ability to successfully implement our competitive initiatives; our ability to efficiently and simultaneously operate both open outcry trading and electronic trade execution facilities; our ability to adjust our fixed costs and expenses if our revenues decline; our ability to continue to realize the benefits of our transaction processing agreement with the Chicago Board of Trade; our ability to maintain existing customers and attract new ones; changes in domestic and foreign regulations; changes in government policy, including interest rate policy and policies relating to common or directed clearing; the costs associated with protecting our intellectual property rights and our ability to operate our business without violating the intellectual property rights of others; our ability to recover market data fees that may be reduced or eliminated by the growth of electronic trading; changes in the level of trading activity; changes in our rate per contract due to shifts in the mix at the products traded, the trading venue and the mix of customers, and whether the customer receives member or non-member fees or participates in one of our various incentive programs; changes in price levels and volatility in the derivatives markets and in underlying fixed income, equity, foreign exchange and commodities markets; the ability of our joint venture, OneChicago, LLC, to obtain market acceptance of its products and achieve sufficient trading volume to operate profitably; economic, political and market conditions; our ability to accommodate increases in trading volume without failure or degradation of performance of our systems; our ability to execute our growth strategy and maintain our growth effectively; our ability to manage the risks and control the costs associated with our acquisition, investment and alliance strategy; industry and customer consolidation; decreases in trading and clearing activity; and seasonality of the futures business. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, including our most recent Quarterly Report on Form 10-Q, which is available in the Investor Information section of the CME Web site. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.

Chicago Mercantile Exchange Holdings Inc. and Subsidiaries

Consolidated Balance Sheets

(dollars in thousands)

	Sep. 30, 2005	Dec. 31, 2004
ASSETS
Current Assets:
Cash and cash equivalents	$585,665	$357,562
Collateral from securities lending	1,222,688	1,582,985
Short-term investments of interest earning facilities	59,480	87,521
Marketable securities	242,146	302,429
Accounts receivable	107,188	78,825
Other current assets	21,024	18,959
Cash performance bonds and security deposits	536,568	269,919

Total current assets	2,774,759	2,698,200
Property, net of accumulated depreciation and amortization	144,865	131,361
Other assets	30,317	27,905

TOTAL ASSETS	$2,949,941	$2,857,466

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$17,555	$23,045
Payable under securities lending agreements	1,222,688	1,582,985
Payable to participants in interest earning facilities	59,480	87,521
Other current liabilities	55,240	62,153
Cash performance bonds and security deposits	536,568	269,919

Total current liabilities	1,891,531	2,025,623
Other liabilities	19,339	19,246

Total liabilities	1,910,870	2,044,869
Shareholders’ Equity	1,039,071	812,597

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,949,941	$2,857,466

Balance Sheet Items Excluding Cash Performance Bonds and Security Deposits, Securities Lending and Interest Earning Facilities[1]

	Sep. 30, 2005	Dec. 31, 2004
Current assets	$956,023	$757,775
Total assets	1,131,205	917,041
Current liabilities	72,795	85,198
Total liabilities	92,134	104,444

1	Securities lending, cash performance bonds and security deposits, and interest earnings facilities are excluded from this presentation, as these current assets have equal and offsetting current liabilities. This presentation results in a more meaningful indication to investors of the assets owned and related obligations of the company. Clearing firms are subject to performance bond requirements pursuant to the rules of the exchange. The clearing firm can elect to satisfy these requirements in cash, which is reflected on the consolidated balance sheets, or by depositing securities, which are not reflected on the consolidated balance sheets. The balance of cash performance bonds and security deposits that are deposited by clearing firms may change daily as a result of changes in the clearing firms’ open positions and how clearing firms elect to satisfy their performance bond requirements. Securities lending transactions utilize a portion of the securities that clearing firms have deposited to satisfy their proprietary performance bond requirements. Deposits received from clearing firms in the first interest earning facilities are included on the consolidated financial statements of CME Holdings. These interest earning facilities are invested on a short-term basis, are payable to the clearing firm participants on demand and will fluctuate daily.

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CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.

Chicago Mercantile Exchange Holdings Inc. and Subsidiaries

Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
REVENUES
Clearing and transaction fees	$176,330	$147,937	$519,744	$413,763
Clearing and transaction services	17,593	14,354	53,168	41,005
Quotation data fees	18,811	14,913	54,371	45,198
Access fees	4,637	3,924	14,123	11,893
Communication fees	2,232	2,523	6,824	7,579
Investment income	8,830	3,229	21,189	9,094
Securities lending interest income	15,714	4,492	39,537	11,892
Other	5,495	5,328	16,778	16,355

TOTAL REVENUES	249,642	196,700	725,734	556,779
Securities lending interest expense	(15,331)	(4,311)	(38,112)	(11,017)

NET REVENUES	234,311	192,389	687,622	545,762

EXPENSES
Compensation and benefits	45,229	40,939	134,125	122,150
Occupancy	7,272	7,033	21,321	20,561
Professional fees, outside services and licenses	11,519	10,020	31,857	26,950
Communications and computer and software maintenance	14,791	12,008	42,190	36,923
Depreciation and amortization	17,256	13,555	48,118	39,466
Marketing, advertising and public relations	3,961	2,878	9,511	7,859
Other operating expense	5,992	6,077	17,863	18,288

TOTAL EXPENSES	106,020	92,510	304,985	272,197

Income before income taxes	128,291	99,879	382,637	273,565
Income tax provision	(50,825)	(40,451)	(152,060)	(110,794)

NET INCOME	$77,466	$59,428	$230,577	$162,771

EARNINGS PER SHARE:
Basic	$2.25	$1.75	$6.73	$4.88

Diluted	$2.22	$1.72	$6.63	$4.74

Weighted average number of common shares:
Basic	34,370	33,935	34,262	33,374
Diluted	34,891	34,496	34,793	34,330

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CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.

	3Q 2004	4Q 2004	1Q 2005	2Q 2005	3Q 2005
Trading Days	64	64	61	64	64

Average Daily Volume (Round Turns, in Thousands)

	3Q 2004	4Q 2004	1Q 2005	2Q 2005	3Q 2005
Interest rates	1,854	1,654	2,235	2,577	2,489
Equity E-mini	1,025	1,026	1,237	1,301	1,181
Equity standard-size	111	119	129	124	124
Foreign exchange	193	252	294	332	336
Commodities	40	42	51	46	50

Subtotal	3,223	3,093	3,946	4,380	4,180
TRAKRS	32	73	30	21	27

Total	3,255	3,166	3,976	4,401	4,207

Open outcry	1,191	965	1,276	1,210	1,263
Electronic (including TRAKRS)	2,013	2,155	2,648	3,144	2,897
Privately negotiated	51	46	52	47	47

Total	3,255	3,166	3,976	4,401	4,207

Transaction Fees (in Thousands)

	3Q 2004	4Q 2004	1Q 2005	2Q 2005	3Q 2005
Interest rates	$69,750	$56,556	$71,003	$83,429	$79,955
Equity E-mini	45,930	44,586	50,048	57,185	53,255
Equity standard-size	9,090	10,071	10,319	10,552	11,125
Foreign exchange	20,721	25,404	26,621	28,796	29,079
Commodities	2,401	2,510	2,832	2,589	2,896

Subtotal	147,892	139,127	160,823	182,551	176,310
TRAKRS	45	64	23	17	20

Total	$147,937	$139,191	$160,846	$182,568	$176,330

Open outcry	$43,162	$34,665	$36,987	$36,190	$37,438
Electronic (including TRAKRS)	92,924	93,407	112,416	135,429	127,812
Privately negotiated	11,851	11,119	11,443	10,949	11,080

Total	$147,937	$139,191	$160,846	$182,568	$176,330

Average Rate Per Contract (RPC)

	3Q 2004	4Q 2004	1Q 2005	2Q 2005	3Q 2005
Interest rates	$0.588	$0.534	$0.521	$0.506	$0.502
Equity E-mini	0.700	0.679	0.663	0.687	0.705
Equity standard-size	1.284	1.317	1.315	1.330	1.400
Foreign exchange	1.676	1.577	1.483	1.357	1.353
Commodities	0.925	0.932	0.904	0.870	0.904

Average (excluding TRAKRS)	$0.717	$0.703	$0.668	$0.651	$0.659

TRAKRS	0.022	0.014	0.012	0.012	0.011
Overall average RPC	$0.710	$0.687	$0.663	$0.648	$0.655

Open outcry	$0.566	$0.562	$0.475	$0.467	$0.463
Electronic (including TRAKRS)	0.721	0.677	0.696	0.673	0.690
Electronic (excluding TRAKRS)	0.732	0.701	0.704	0.678	0.696
Privately negotiated	3.649	3.671	3.611	3.615	3.674

Overall average RPC	$0.710	$0.687	$0.663	$0.648	$0.655

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